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                                                                    EXHIBIT 23.1

          Consent of PricewaterhouseCoopers LLP Independent accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Kulicke & Soffa Industries of our report dated December 16, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated December 16, 2003 relating to the financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 25, 2003